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               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                             At June 30, 1998
     (expressed in millions, rounded to hundred thousands of dollars)
                    (Unaudited, subject to adjustment)
                                  ASSETS
                                  ------
Utility plant, at original cost                               $5,926.6
  Less accumulated provisions for depreciation and amortization   2,069.0
                                                                 --------
                                                                  3,857.6
Construction work in progress                                        50.2
                                                                 --------
      Net utility plant                                           3,907.8
                                                                 --------
Investments:
  Nuclear power companies, at equity                                 47.5
  Other subsidiaries, at equity                                      36.7
  Other investments                                                 132.8
                                                                 --------
      Total investments                                             217.0
                                                                 --------
Current assets:
  Cash                                                               23.0
  Accounts receivable, less reserves of $18.7                       255.5
  Unbilled revenues                                                  76.2
  Fuel, materials, and supplies, at average cost                     81.8
  Prepaid and other current assets                                  104.2
                                                                 --------
      Total current assets                                          540.7
                                                                 --------
Accrued Yankee nuclear plant costs                                  272.9
Deferred charges and other assets                                   561.0
                                                                 --------
                                                                 $5,499.4
                                                                 ========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
  Common share equity:
      Common shares, par value $1 per share:
        Authorized - 150,000,000 shares
        Outstanding - 64,183,918 shares                          $   65.0
  Paid-in capital                                                   736.7
  Retained earnings                                                 970.8
  Treasury stock - 785,734 shares                                   (89.1)
  Unrealized gain on securities, net                                  7.7
                                                                 --------
        Total common share equity                                 1,691.1
  Minority interests in consolidated subsidiaries                    42.6
  Cumulative preferred stock of subsidiaries                         39.1
  Long-term debt                                                  1,365.9
                                                                 --------
        Total capitalization                                      3,138.7
                                                                 --------
Current liabilities:
  Long-term debt due within one year                                 27.9
  Short-term debt                                                   656.9
  Accounts payable                                                  161.6
  Accrued taxes                                                      19.1
  Accrued interest                                                   22.0
  Dividends payable                                                  35.5
  Other current liabilities                                         121.9
                                                                 --------
        Total current liabilities                                 1,044.9
                                                                 --------
Deferred federal and state income taxes                             713.5
Unamortized investment tax credits                                   89.0
Accrued Yankee nuclear plant costs                                  272.9
Other reserves and deferred credits                                 240.4
                                                                 --------
                                                                 $5,499.4
                                                                 ========
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